[ARMOR HOLDINGS, INC. LOGO]                                                                                   FOR IMMEDIATE RELEASE
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Company Contact:                           Media Contact:                                   Investor Relations Contact:
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Robert R. Schiller                         Michael Fox                                      James R. Palczynski
President & Chief Operating Officer        President, Corporate Communications Group        Principal
Armor Holdings, Inc.                       Integrated Corporate Relations, Inc.             Integrated   Corporate  Relations, Inc.
904.741.5400                               203.682.8218                                     203.222.9013
www.armorholdings.com                      mfox@icrinc.com                                  jp@icrinc.com
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                  ARMOR HOLDINGS, INC. REPORTS RECORD REVENUES
                             AND 4TH QUARTER RESULTS

      - 4TH QUARTER EARNINGS PER SHARE INCREASE TO $0.74 PER DILUTED SHARE
               VS. PRIOR YEAR LOSS OF $(0.17) PER DILUTED SHARE -

    - FY05 GUIDANCE OF $2.75 TO $3.00 PER DILUTED SHARE AFTER $0.06 TO $0.07
                    ANTICIPATED INTEGRATION AND OTHER CHARGES

JACKSONVILLE, FLORIDA - FEBRUARY 10, 2005 - ARMOR HOLDINGS, INC. (NYSE:AH), a
leading manufacturer and distributor of security products and vehicle armor systems serving law enforcement, military, homeland security and commercial markets, today announced financial results that exceeded guidance provided on
October 19, 2004, and analyst expectations for the fourth quarter and fiscal year ended December 31, 2004.

FOURTH QUARTER RESULTS

For the fourth quarter ended December 31, 2004, the Company reported revenue of
$337.5 million, an increase of 201.0% versus the year-ago quarter's $112.2 million. Net income for the fourth quarter was $26.4 million or $0.74 per diluted share versus the year-ago net loss of $(4.9) million or $(0.17) per diluted share, which included a loss of $(0.24) from discontinued operations, and was better than the analysts' current consensus estimate of $0.72 per diluted share. Internal revenue growth, assuming that acquired companies were owned effective January 1, 2003, was 136.0%, including 1.7% for foreign currency movements. Internal revenue growth by segment including foreign currency movements was 262.7% for the Aerospace & Defense Group, 17.2% for the Products
Division and 67.2% for the Mobile Security Division.

The Company's gross profit margin in the fourth quarter decreased to 23.7% of revenues versus 31.2% in the year-ago quarter. The reduction in gross profit margin was largely a function of revenue mix within the Aerospace & Defense
Group and lower selling prices negotiated on the HMMWV contract renewal. The
Company's operating expenses as a percentage of revenue improved to 9.2% of revenue versus 16.3% of revenue in the year-ago quarter. This improvement was primarily due to the Company's ability to scale its business.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fourth quarter increased by 391.8% to $52.0 million versus $10.6 million in the year-ago quarter. Following to this press release is a reconciliation of net income to EBITDA for the three months ended December 31, 2004, and 2003.

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                                     - 2 -

Cash flow from operations for the fourth quarter was negative $(7.3) million versus positive $18.0 million in the year-ago quarter. Free cash flow, defined as cash flow from operations less capital expenditures, was negative $(15.7)
million versus positive $14.9 million in the same period last year. The decline in cash flow resulted from an increase in net working capital necessary to support the growth of the business.

Robert R. Schiller, President and Chief Operating Officer of Armor Holdings,
Inc., commented, "Fiscal 2004 was a watershed year in the development of our
Company. Force protection is an equipment category for personnel, aviation, and ground vehicle applications that is of paramount importance to the successful prosecution of modern military action. As a leading supplier of this type of equipment, and as a leading authority on blast and ballistics technology, we believe that Armor Holdings is in an excellent position to provide much-needed solutions to our customers."

"We are extremely pleased that we have proven capable of meeting and exceeding increasingly demanding production and delivery requirements for a wide variety of programs. During the year, we up-armored 3,945 HMMWVs, and we expect to take production to 550 vehicles per month beginning in March of 2005. This compares to a fiscal 2002 production level of just 623 total vehicles and a 2002 peak production rate of only 69 vehicles per month. At the same time, we have dramatically broadened our capabilities to include vehicle armoring solutions for a number of platforms, including light, medium, and heavy trucks, as well as other combat and support vehicles," said Mr. Schiller.

Mr. Schiller added, "The heightened security situation on a global basis has helped propel not only our Aerospace & Defense business, but is also driving results in our Mobile Security and Products businesses. Backlog in our Mobile
Security business is at record levels and we are working hard to fulfill this demand from government agencies, non-governmental organizations, and private individuals around the globe. Our Products business continues to be a highly stable, steadily growing operation with excellent cash-flow generation and good prospects for continued growth."

FULL YEAR RESULTS

For the full year ended December 31, 2004, the Company reported revenue of
$979.7 million, an increase of 168.3% versus the prior year's $365.2 million.
Net income for the full year ended December 31, 2004, was $80.5 million, or
$2.44 per diluted share, versus the prior year level of $10.9 million, or $0.38 per diluted share. During the full year ended December 31, 2004, the Company incurred a $6.3 million, or $0.19 per share, non-cash charge due to the accelerated vesting of performance based, long-term, restricted stock awards granted to certain senior executives in 2002, as well as a $5.0 million pre-tax charge, or $0.09 per diluted share on an after-tax basis, for the warranty revision and product exchange program concerning a specific model of Zylon-based ballistic vest. The Company also incurred approximately $4.0 million, or $0.07 per share on an after-tax basis, of integration and other charges.

Internal revenue growth for the full year, assuming that acquired companies were owned effective January 1, 2003, was 111.0%, including 1.8% for foreign currency movements. Internal revenue growth by segment including foreign currency movements was 243.5% for the Aerospace & Defense Group, 19.7% for the Products
Division and 56.6% for the Mobile Security Division.

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The Company's gross profit margin for the full year ended December 31, 2004, decreased to 27.1% of revenues versus 30.6% in the prior year. This decrease was primarily due to revenue mix and lower average HMMWV selling price levels within the Aerospace & Defense Group. The Company's operating expenses as a percentage of revenue improved to 10.2% of revenue versus 17.2% of revenue in the prior year. This decrease was largely due to the Company's ability to achieve scale.

EBITDA for the full year ended December 31, 2004, increased by 273.5% to $159.6 million versus $42.7 million in the prior year. Following to this press release is a reconciliation of net income to EBITDA for the full years ended December
31, 2004, and 2003.

Cash flow from operations for the full year ended December 31, 2004, was $14.7 million versus $50.9 million in the prior year. Free cash flow was negative
$(4.7) million versus positive $42.2 million in the same period last year. Here again, the decline in cash flow resulted from an increase in net working capital necessary to support the growth of the business.

BALANCE SHEET

As of December 31, 2004, the Company reported a cash balance of $421.2 million compared to $111.9 million at December 31, 2003. Total debt (short-term, current portion and long-term) at December 31, 2004, of $501.1 million includes the
Company's $345 million, 2% Senior Subordinated Convertible Notes issued in 2004.
This compares to total debt (short-term, current portion and long-term) at
December 31, 2003, of $191.0 million.

Mr. Schiller continued, "In addition to excellent organic results from each of our divisions, we are pleased with our ongoing ability to continue to build our business through a strong cycle of capital markets financings and acquisitions.
During the course of the year, we raised over $495.0 million through both an equity offering and a convertible debenture. During the fourth quarter of 2004, we have acquired both the Specialty Defense business, which is a leading provider of personnel safety equipment and duty gear for the military, as well as Bianchi, a leading branded supplier of duty gear for both law-enforcement personnel and the sporting industry. There continues to be a wide range and strong number of potential acquisitions that exist for each of our business segments to evaluate. Our track record with regard to acquisitions is very good, and we have every confidence that we can deploy our capital in a way, which we believe, will be timely and accretive, and which we expect will foster further improvements in our strategic and competitive position. We believe that through transformational acquisitions, which could range in value from $250 million to more than $1.0 billion in purchase price, as well as internal growth, we now have an opportunity to double our revenue level to in excess of $2 billion over the next three to five years."

GUIDANCE

The Company anticipates fiscal 2005 revenues of $1.26 to $1.33 billion and fully diluted earnings per share of $2.75 to $3.00. Approximately 65% to 70% of anticipated 2005 revenue is currently in backlog. The Company anticipates first quarter 2005 fully diluted earnings per share of $0.75 to $0.78, after $0.01 to
$0.02 of integration and other charges.

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                                     - 4 -

Mr. Schiller concluded, "We are excited about the prospects that the year ahead holds for our company. We believe that demand for our major programs will continue to be strong. Further, while it is premature to quantify our outlook beyond the current year, we believe that the long-term trends for procurement in our major product categories are excellent. We also believe that the nature of armed conflict in the future is likely to be dynamic, creating an ongoing requirement for deeper and broader levels of force protection equipment."

CONFERENCE CALL SCHEDULED FOR FEBRUARY 10, 2005, AT 4:30 PM (EASTERN)

As previously announced, the Company will hold a teleconference at 4:30 PM
(Eastern) on February 10, 2005, to discuss its fourth quarter and full year results.

There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc. website
(http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone.

Via telephone, the dial-in number is 1-800-553-0351 for domestic callers or
1-612-332-0932 for international callers. There is no passcode required for this call. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via replay at 1-800-475-6701 -
access code 769392 for domestic callers, or 1-320-365-3844 - access code 769392 for international callers. The teleconference replay will be available beginning at 11:30 p.m. on Thursday, February 10th and ending at 11:59 p.m. on Thursday,
February 17th.

ABOUT ARMOR HOLDINGS

Armor Holdings, Inc. (NYSE: AH - News) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets.
Additional information can be found at http://www.armorholdings.com .

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as
"anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the company's Registration Statement on Form S-3, its 2003 Form 10-K/A and most recently filed Form 10-Qs and 8-Ks.

All references to earnings per share amounts in this press release are on a fully diluted basis.

                                - TABLES FOLLOW -

                                     - 5 -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED                          TWELVE MONTHS ENDED
                                            DECEMBER 31, 2004   DECEMBER 31, 2003        DECEMBER 31, 2004    DECEMBER 31, 2003
                                            -----------------   -----------------        -----------------    -----------------

REVENUES:

  Aerospace & Defense                               $ 234,379           $  38,834                $ 605,398            $  91,673
  Products                                             65,523              50,802                  249,765              193,960
  Mobile Security                                      37,646              22,521                  124,520               79,539
                                                    ---------           ---------                ---------            ---------
  Total Revenues                                      337,548             112,157                  979,683              365,172
                                                    ---------           ---------                ---------            ---------

COSTS AND EXPENSES:
  Cost of revenues                                    257,421              77,190                  714,192              253,586
  Cost of warranty revision                              --                  --                      5,000                 --
  Operating expenses                                   30,929              18,290                  100,261               62,795
  Amortization                                          1,318                 288                    4,255                  489
  Integration and other charges                           524               8,008                   10,260               12,573
                                                    ---------           ---------                ---------            ---------

OPERATING INCOME                                       47,356               8,381                  145,715               35,729

  Interest expense, net                                 1,591               1,721                    6,776                4,012
  Other expense, net                                    2,066                 327                    1,945                  508
                                                    ---------           ---------                ---------            ---------

INCOME FROM CONTINUING OPERATIONS BEFORE
PROVISION FOR INCOME TAXES                             43,699               6,333                  136,994               31,209

PROVISION FOR INCOME TAXES                             17,345               4,159                   56,417               14,203
                                                    ---------           ---------                ---------            ---------

INCOME FROM CONTINUING OPERATIONS                      26,354               2,174                   80,577               17,006

DISCONTINUED OPERATIONS:
(LOSS) FROM DISCONTINUED OPERATIONS NET OF
TAX                                                      --                (7,103)                     (38)              (6,120)
                                                    ---------           ---------                ---------            ---------

NET INCOME (LOSS)                                   $  26,354           $  (4,929)               $  80,539            $  10,886
                                                    =========           =========                =========            =========

NET INCOME PER COMMON SHARE - BASIC

INCOME FROM CONTINUING OPERATIONS                   $    0.78           $    0.08                $    2.56            $    0.61

(LOSS) FROM DISCONTINUED OPERATIONS                      0.00               (0.25)                    0.00                (0.22)
                                                    ---------           ---------                ---------            ---------
BASIC EARNINGS (LOSS) PER SHARE                     $    0.78           $   (0.17)               $    2.56            $    0.39
                                                    =========           =========                =========            =========

NET INCOME PER COMMON SHARE - DILUTED

INCOME FROM CONTINUING OPERATIONS                   $    0.74           $    0.07                $    2.44            $    0.59

(LOSS) FROM DISCONTINUED OPERATIONS                      0.00               (0.24)                    0.00                (0.21)
                                                    ---------           ---------                ---------            ---------
DILUTED (LOSS) EARNINGS PER SHARE                   $    0.74           $   (0.17)               $    2.44            $    0.38
                                                    =========           =========                =========            =========
WEIGHTED AVERAGE DILUTED SHARES                        35,555              29,364                   33,025               28,954
                                                    =========           =========                =========            =========

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                                     - 6 -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(UNAUDITED)

(IN THOUSANDS)                                   THREE MONTHS ENDED                          TWELVE MONTHS ENDED
                                       DECEMBER 31, 2004     DECEMBER 31, 2003     DECEMBER 31, 2004     DECEMBER 31, 2003
                                       ------------------    ------------------    ------------------    ------------------

Net income (loss)                               $ 26,354             $  (4,929)             $ 80,539              $ 10,886

Plus:  Loss from discontinued
operations, net of tax                                 -                 7,103                    38                 6,120

Plus:  Provision for income taxes                 17,345                 4,159                56,417                14,203

Plus:  Other expense, net                          2,066                   327                 1,945                   508

Plus:  Interest expense, net                       1,591                 1,721                 6,776                 4,012
                                       ------------------    ------------------    ------------------    ------------------

Operating income                                  47,356                 8,381               145,715                35,729

Plus:  Amortization                                1,318                   288                 4,255                   489

Plus:  Depreciation                                3,364                 1,913                 9,645                 6,516
                                       ------------------    ------------------    ------------------    ------------------

EBITDA (Note A)                                 $ 52,038              $ 10,582             $ 159,615              $ 42,734
                                       ==================    ==================    ==================    ==================

Note A.   EBITDA, which represents the results from continuing operations before interest, other expense, income taxes, and certain non-cash items, including depreciation and amortization, is presented in the earnings release because our credit facility and the trust indentures under which our $150 million 8.25% Senior Subordinated notes maturing in
          2013 and our $345 million 2% Senior Subordinated Convertible Notes maturing in 2024 unless earlier converted, redeemed or repurchased are issued contain financial covenants which are based on EBITDA.
          Additionally, management believes that EBITDA is a common alternative to measure value, cash flow and performance. We cannot assure you that these measures are comparable to similarly titled measures presented by other companies.

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